July 26, 2017	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS 3RD QUARTER FISCAL 2017 RESULTS

•	Record quarterly net revenues of $1.62 billion, up 20 percent over the prior year’s fiscal third quarter and 4 percent over the preceding quarter

•	Record quarterly net income of $183.4 million, or $1.24 per diluted share

•	Adjusted quarterly net income of $185.5 million(1), or $1.26 per diluted share(1)

•	Records for client assets under administration of $664.4 billion, financial assets under management of $91.0 billion, and net loans at Raymond James Bank of $16.6 billion

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported record net revenues of $1.62 billion and record net income of $183.4 million, or $1.24 per diluted share, for the fiscal third quarter ended June 30, 2017. The results generated in the quarter were largely attributable to growth of client assets as a result of both net recruiting of financial advisors and market appreciation, strong investment banking revenues, and the positive impact from higher short-term interest rates on both net interest income and account and service fees.

For the first nine months of fiscal 2017, net revenues of $4.68 billion increased 19 percent, net income of $442.7 million increased 24 percent, and adjusted net income of $550.8 million(1) increased 47 percent compared to the first nine months of fiscal 2016.

“Record quarterly results were driven by record revenues in the Private Client Group segment, Asset Management segment, and Raymond James Bank,” said Chairman and CEO Paul Reilly. “Our continued success in recruiting and retaining financial advisors has led to records for client assets under administration, financial assets under management, and loan balances at Raymond James Bank.”

Segment Results

Private Client Group

•	Record quarterly net revenues of $1.13 billion, up 25 percent over the prior year’s fiscal third quarter and 4 percent over the preceding quarter

•	Record quarterly pre-tax income of $128.0 million, a substantial 56 percent increase over the prior year’s fiscal third quarter

•	Record Private Client Group assets under administration of $631.5 billion, rising 25 percent over June 2016 and 3 percent over March 2017

•	Private Client Group assets in fee-based accounts of $276.9 billion, representing growth of 34 percent over June 2016 and 6 percent over March 2017

Record quarterly net revenues and pre-tax income in the Private Client Group segment were boosted by considerable growth of assets in fee-based accounts, which ended the quarter at 44 percent of the segment’s total client assets. Results in the segment were also aided by higher short-term interest rates, which was partially offset by the impact of clients’ domestic cash sweep balances declining 5 percent from the preceding quarter as clients decreased their cash allocations.

Please refer to the footnotes at the end of this press release for additional information.

“While we are pleased with our progress to date, we continue to invest heavily in our technology platform and support areas to help advisors strengthen their relationships with clients while also facilitating compliance in this multifaceted regulatory environment,” said Reilly.

Capital Markets

•	Quarterly net revenues of $258.9 million, up 3 percent over the prior year’s fiscal third quarter and 1 percent over the preceding quarter

•	Quarterly pre-tax income of $34.6 million, an increase of 6 percent compared to the prior year’s fiscal third quarter but down 16 percent compared to the preceding quarter

•	Investment banking revenues of $104.2 million, substantial growth of 43 percent over the prior year’s fiscal third quarter and up 2 percent over the preceding quarter

Improvement in the Capital Markets segment’s quarterly net revenues over the prior year was primarily driven by higher domestic equity investment banking revenues. Meanwhile, uncertainty surrounding corporate tax reform caused weakness in tax credit funds syndication fees during the quarter. Institutional equity and fixed income commissions remained soft, reflecting subdued client activity levels in a low-volatility market environment.

“Investment banking revenues remained strong during the quarter, driven by M&A fees,” said Reilly. “While we are encouraged by the backlog for investment banking, our current outlook for the fixed income business is less optimistic given the flattening yield curve.”

Asset Management

•	Record quarterly net revenues of $125.7 million, up 24 percent compared to the prior year’s fiscal third quarter and 8 percent compared to the preceding quarter

•	Record quarterly pre-tax income of $43.3 million, representing increases of 33 percent compared to the prior year’s fiscal third quarter and 14 percent compared to the preceding quarter

•	Record financial assets under management of $91.0 billion, reflecting growth of 27 percent compared to June 2016 and 6 percent compared to March 2017

Record quarterly results in the Asset Management segment were largely attributable to record financial assets under management, which benefited from market appreciation and an upsurge in fee-based account utilization in the Private Client Group segment as a result of the Department of Labor fiduciary rule. The acquisition of Scout Investments and Reams Asset Management remains on track to close in the December 2017 quarter.
Raymond James Bank

•	Record quarterly net revenues of $150.5 million, up 19 percent over the prior year’s fiscal third quarter and 6 percent over the preceding quarter

•	Quarterly pre-tax income of $100.0 million, up 12 percent over the prior year’s fiscal third quarter and 9 percent over the preceding quarter

•	Record net loans at Raymond James Bank of $16.6 billion, representing growth of 12 percent over June 2016 and 4 percent over March 2017

The Bank’s record quarterly revenues were driven by loan growth, net interest margin improvement, and the expansion of the available-for-sale securities portfolio, which increased 19 percent from the preceding quarter. The credit quality of the Bank’s loan portfolio remained satisfactory, as total nonperforming assets declined to 23 basis points of the Bank’s total assets, comparing favorably to 52 basis points in the prior year’s fiscal third quarter and 27 basis points in the preceding quarter.

Please refer to the footnotes at the end of this press release for additional information.

Other

The Other segment included $6.6 million of private equity gains in the quarter, of which $3.5 million were attributable to noncontrolling interests. Acquisition-related expenses were $3.4 million during the quarter. The effective tax rate for the quarter was 33.3 percent, which benefited from non-taxable gains in our corporate-owned life insurance portfolio during the quarter.

On May 10, we announced the closing of a registered underwritten public offering of $500 million in aggregate principal amount of the reopened 4.95 percent Senior Notes due 2046. The net proceeds from the offering were approximately $509 million and are expected to be used for working capital and general corporate purposes.

A conference call to discuss the results will take place tomorrow morning, Thursday, July 27th, at 8:15 a.m. ET. For a listen only connection, please call: 877-666-1952 (conference code: 55455245), or visit www.raymondjames.com/investor-relations/earnings/earnings-conference-call for a live audio webcast. An audio replay of the call will be available until January 26, 2018, on the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 7,300 financial advisors in 3,000 locations throughout the United States, Canada and overseas. Total client assets are $664 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended
	June 30, 2017	June 30, 2016		% Change	March 31, 2017	% Change
	($ in thousands, except per share amounts)
Total revenues	$1,663,107	$1,386,997	(3)	20%	$1,600,314	4%
Net revenues	$1,624,547	$1,358,964	(3)	20%	$1,563,637	4%
Pre-tax income (2)	$275,014	$197,765		39%	$165,513	66%
Net income (2)	$183,424	$125,504		46%	$112,755	63%

Earnings per common share:
Basic	$1.27	$0.89		43%	$0.78	63%
Diluted	$1.24	$0.87		43%	$0.77	61%

Non-GAAP measures: (1)
Adjusted pre-tax income (2)	$278,380	$218,260		28%	$274,881	1%
Adjusted net income (2)	$185,511	$138,499		34%	$188,468	(2)%
Adjusted basic earnings per common share	$1.29	$0.98		32%	$1.31	(2)%
Adjusted diluted earnings per common share	$1.26	$0.96		31%	$1.28	(2)%

	Nine months ended
	June 30, 2017	June 30, 2016		% Change
	($ in thousands, except per share amounts)
Total revenues	$4,792,189	$4,028,964	(3)	19%
Net revenues	$4,680,986	$3,945,123	(3)	19%
Pre-tax income (2)	$646,906	$564,221		15%
Net income (2)	$442,746	$357,680		24%

Earnings per common share:
Basic	$3.09	$2.51		23%
Diluted	$3.02	$2.47		22%

Non-GAAP measures: (1)
Adjusted pre-tax income (2)	$802,306	$592,603		35%
Adjusted net income (2)	$550,847	$375,672		47%
Adjusted basic earnings per common share	$3.84	$2.64		45%
Adjusted diluted earnings per common share	$3.76	$2.59		45%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Three months ended
	June 30, 2017	June 30, 2016 (3)	% Change	March 31, 2017	% Change
	(in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$1,017,908	$871,764	17%	$992,112	3%
Investment banking	104,191	72,714	43%	102,377	2%
Investment advisory and related administrative fees	117,378	96,343	22%	110,280	6%
Interest	204,224	163,810	25%	192,544	6%
Account and service fees	174,084	129,334	35%	162,981	7%
Net trading profit	23,404	29,795	(21)%	15,811	48%
Other	21,918	23,237	(6)%	24,209	(9)%
Total revenues	1,663,107	1,386,997	20%	1,600,314	4%
Interest expense	(38,560)	(28,033)	38%	(36,677)	5%
Net revenues	1,624,547	1,358,964	20%	1,563,637	4%
Non-interest expenses:
Compensation, commissions and benefits	1,082,382	908,884	19%	1,035,714	5%
Communications and information processing	77,819	71,717	9%	76,067	2%
Occupancy and equipment costs	46,507	40,825	14%	47,498	(2)%
Clearance and floor brokerage	12,296	10,214	20%	11,407	8%
Business development	39,305	36,488	8%	41,519	(5)%
Investment sub-advisory fees	20,133	15,030	34%	17,778	13%
Bank loan loss provision	6,209	3,452	80%	7,928	(22)%
Acquisition-related expenses	3,366	13,445	(75)%	1,086	210%
Other	59,589	54,055	10%	163,337	(64)%
Total non-interest expenses	1,347,606	1,154,110	17%	1,402,334	(4)%
Income including noncontrolling interests and before provision for income taxes	276,941	204,854	35%	161,303	72%
Provision for income taxes	91,590	72,261	27%	52,758	74%
Net income including noncontrolling interests	185,351	132,593	40%	108,545	71%
Net income/(loss) attributable to noncontrolling interests	1,927	7,089	(73)%	(4,210)	NM
Net income attributable to Raymond James Financial, Inc.	$183,424	$125,504	46%	$112,755	63%

Earnings per common share – basic	$1.27	$0.89	43%	$0.78	63%
Earnings per common share – diluted	$1.24	$0.87	43%	$0.77	61%
Weighted-average common shares outstanding – basic	143,712	141,165		143,367
Weighted-average common and common equivalent shares outstanding – diluted	147,103	143,952		146,779

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Nine months ended
	June 30, 2017	June 30, 2016 (3)	% Change
	(in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$2,994,405	$2,574,756	16%
Investment banking	267,993	198,971	35%
Investment advisory and related administrative fees	335,901	288,816	16%
Interest	579,550	467,920	24%
Account and service fees	485,856	373,685	30%
Net trading profit	59,770	66,379	(10)%
Other	68,714	58,437	18%
Total revenues	4,792,189	4,028,964	19%
Interest expense	(111,203)	(83,841)	33%
Net revenues	4,680,986	3,945,123	19%
Non-interest expenses:
Compensation, commissions and benefits	3,124,563	2,663,219	17%
Communications and information processing	226,047	212,337	6%
Occupancy and equipment costs	140,057	123,505	13%
Clearance and floor brokerage	36,053	30,727	17%
Business development	116,186	112,529	3%
Investment sub-advisory fees	57,206	43,866	30%
Bank loan loss provision	13,097	26,991	(51)%
Acquisition-related expenses	17,118	21,332	(20)%
Other	304,900	141,582	115%
Total non-interest expenses	4,035,227	3,376,088	20%
Income including noncontrolling interests and before provision for income taxes	645,759	569,035	13%
Provision for income taxes	204,160	206,541	(1)%
Net income including noncontrolling interests	441,599	362,494	22%
Net income/(loss) attributable to noncontrolling interests	(1,147)	4,814	NM
Net income attributable to Raymond James Financial, Inc.	$442,746	$357,680	24%

Earnings per common share – basic	$3.09	$2.51	23%
Earnings per common share – diluted	$3.02	$2.47	22%
Weighted-average common shares outstanding – basic	143,059	141,902
Weighted-average common and common equivalent shares outstanding – diluted	146,347	144,618

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended
	June 30, 2017	June 30, 2016		% Change	March 31, 2017	% Change
	($ in thousands)
Net revenues:
Private Client Group	$1,127,285	$900,527		25%	$1,085,177	4%
Capital Markets	258,909	252,054	(3)	3%	256,171	1%
Asset Management	125,664	100,940		24%	116,480	8%
RJ Bank	150,487	126,584		19%	141,371	6%
Other (4)	(7,251)	28		NM	(8,018)	10%
Intersegment eliminations	(30,547)	(21,169)			(27,544)
Total net revenues	$1,624,547	$1,358,964		20%	$1,563,637	4%

Pre-tax income/(loss): (2)
Private Client Group	$127,951	$81,911		56%	$29,372	336%
Capital Markets	34,607	32,769		6%	41,251	(16)%
Asset Management	43,270	32,507		33%	37,797	14%
RJ Bank	99,990	88,930		12%	91,911	9%
Other (4)	(30,804)	(38,352)		20%	(34,818)	12%
Pre-tax income	$275,014	$197,765		39%	$165,513	66%

	Nine months ended
	June 30, 2017	June 30, 2016		% Change
	($ in thousands)

Net revenues:
Private Client Group	$3,252,551	$2,653,130		23%
Capital Markets	748,096	715,881	(3)	5%
Asset Management	356,226	297,978		20%
RJ Bank	429,873	360,240		19%
Other (4)	(24,912)	(24,379)		(2)%
Intersegment eliminations	(80,848)	(57,727)
Total net revenues	$4,680,986	$3,945,123		19%

Pre-tax income/(loss): (2)
Private Client Group	$230,681	$234,283		(2)%
Capital Markets	97,302	86,024		13%
Asset Management	122,976	96,996		27%
RJ Bank	296,022	239,929		23%
Other (4)	(100,075)	(93,011)		(8)%
Pre-tax income	$646,906	$564,221		15%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Operating Data (Unaudited)

	Three months ended
	June 30, 2017	June 30, 2016		% Change	March 31, 2017	% Change
	($ in thousands)
Securities commissions and fees by segment:
Private Client Group	$902,483	$739,546		22%	$876,882	3%
Capital Markets:
Equity	58,864	58,916		—	59,647	(1)%
Fixed Income	65,820	79,306		(17)%	64,660	2%
Intersegment eliminations	(9,259)	(6,004)			(9,077)
Total securities commissions and fees	$1,017,908	$871,764		17%	$992,112	3%

Investment banking revenues:
Equity:
Underwritings	$19,172	$14,373		33%	$22,272	(14)%
Mergers & acquisitions and advisory fees	62,983	36,068		75%	53,762	17%
Fixed Income	12,296	10,562		16%	10,920	13%
Tax credit funds syndication fees	9,581	11,567		(17)%	15,177	(37)%
Other	159	144		10%	246	(35)%
Total investment banking revenues	$104,191	$72,714		43%	$102,377	2%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$6,603	$12,740		(48)%	$7,443	(11)%
Other	15,315	10,497	(3)	46%	16,766	(9)%
Total other revenues	$21,918	$23,237	(3)	(6)%	$24,209	(9)%

Net income/(loss) attributable to noncontrolling interests:
Private equity investments	$3,536	$7,369		(52)%	$166	NM
Consolidation of low-income housing tax credit funds	(2,820)	(1,123)	(3)	(151)%	(5,529)	49%
Other	1,211	843		44%	1,153	5%
Total net income/(loss) attributable to noncontrolling interests	$1,927	$7,089	(3)	(73)%	$(4,210)	NM

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Operating Data (Unaudited)

	Nine months ended
	June 30, 2017	June 30, 2016		% Change
	($ in thousands)
Securities commissions and fees by segment:
Private Client Group	$2,632,584	$2,186,127		20%
Capital Markets:
Equity	182,830	175,244		4%
Fixed Income	205,854	231,147		(11)%
Intersegment eliminations	(26,863)	(17,762)
Total securities commissions and fees	$2,994,405	$2,574,756		16%

Investment banking revenues:
Equity:
Underwritings	$55,953	$30,738		82%
Mergers & acquisitions and advisory fees	143,919	102,076		41%
Fixed Income	31,694	30,245		5%
Tax credit funds syndication fees	35,884	35,520		1%
Other	543	392		39%
Total investment banking revenues	267,993	198,971		35%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$24,690	$17,884		38%
Other	44,024	40,553	(3)	9%
Total other revenues	68,714	58,437	(3)	18%

Net income/(loss) attributable to noncontrolling interests:
Private equity investments	$5,737	$8,809		(35)%
Consolidation of low-income housing tax credit funds	(10,362)	(7,969)	(3)	(30)%
Other	3,478	3,974		(12)%
Total net income/(loss) attributable to noncontrolling interests	(1,147)	4,814	(3)	NM

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc. Selected Key Metrics (Unaudited)

Financial metrics:
	For the period ended
	June 30, 2017			June 30, 2016 (3)		March 31, 2017
Total assets	$33.4	bil.	(5)	$28.7	bil.	$32.9	bil.
Total equity (2)	$5.4	bil.		$4.7	bil.	$5.2	bil.
Book value per share	$37.46			$33.62		$36.28
Return on equity - quarter (6)	13.8%			10.7%		8.8%
Adjusted return on equity - quarter (1) (6)	14.0%			11.8%		14.4%
Return on equity - year to date (6)	11.5%			10.3%		10.2%
Adjusted return on equity - year to date (1) (6)	14.1%			10.8%		14.2%
Common equity tier 1 capital ratio	22.3%		(5)	21.3%		21.8%
Tier 1 capital ratio	22.3%		(5)	21.3%		21.8%
Total capital ratio	23.3%		(5)	22.3%		22.7%
Tier 1 leverage ratio	15.1%		(5)	15.6%		14.5%
Pre-tax margin on net revenues - quarter (7)	16.9%			14.6%		10.6%
Adjusted pre-tax margin on net revenues - quarter (1) (7)	17.1%			16.1%		17.6%
Pre-tax margin on net revenues - year to date (7)	13.8%			14.3%		12.2%
Adjusted pre-tax margin on net revenues - year to date (1) (7)	17.1%			15.0%		17.1%
Effective tax rate - quarter	33.3%			36.5%		31.9%
Effective tax rate - year to date	31.6%			36.6%		30.3%

Private Client Group financial advisors:
	As of
	June 30, 2017	June 30, 2016	March 31, 2017
Employees	2,996	2,821	3,001
Independent contractors	4,289	4,013	4,221
Total advisors	7,285	6,834	7,222

Client asset metrics:
	As of
	June 30, 2017	June 30, 2016	% Change	March 31, 2017	% Change
	($ in billions)
Client assets under administration	$664.4	$534.5	24%	$642.7	3%
Private Client Group assets under administration	$631.5	$506.0	25%	$611.0	3%
Private Client Group assets in fee-based accounts	$276.9	$206.7	34%	$260.5	6%
Financial assets under management	$91.0	$71.7	27%	$85.6	6%
Clients’ domestic cash sweep balances (8)	$43.3	$38.4	13%	$45.8	(5)%

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Bank Selected Key Metrics (Unaudited)

Selected operating data:
	Three months ended					Nine months ended
	June 30, 2017	June 30, 2016	% Change	March 31, 2017	% Change	June 30, 2017	June 30, 2016	% Change
	($ in thousands)					($ in thousands)
Net interest income	$145,521	$123,687	18%	$138,511	5%	$418,304	$351,172	19%
Bank loan loss provision	$6,209	$3,452	80%	$7,928	(22)%	$13,097	$26,991	(51)%
Net charge-offs	$1,161	$682	70%	$19,487	(94)%	$19,046	$2,521	655%
Net interest margin (% earning assets)	3.14%	3.10%	1%	3.08%	2%	3.09%	3.04%	2%

Financial metrics:	As of
	June 30, 2017		June 30, 2016	March 31, 2017
	($ in thousands)
Total assets (9)	$20,179,273		$16,610,235	$19,178,772
Total equity	$1,772,418		$1,615,005	$1,732,882
Total loans, net	$16,630,191		$14,799,516	$15,994,689
Total deposits (9)	$17,418,127		$14,240,934	$16,669,718
Available-for-sale (AFS) securities, at fair value	$1,878,802		$418,745	$1,582,968
Net unrealized loss on AFS securities, before tax	$(8,997)		$(1,592)	$(10,835)
Common equity tier 1 capital ratio	12.4%	(5)	12.7%	12.4%
Tier 1 capital ratio	12.4%	(5)	12.7%	12.4%
Total capital ratio	13.7%	(5)	14.0%	13.7%
Tier 1 leverage ratio	9.3%	(5)	10.1%	9.3%
Commercial and industrial loans	$7,253,771		$7,319,194	$7,281,218
Commercial Real Estate (CRE) and CRE construction loans	$3,194,555		$2,631,160	$3,001,751
Residential mortgage loans	$2,962,917		$2,351,431	$2,815,996
Securities based loans	$2,279,389		$1,827,446	$2,061,454
Tax-exempt loans	$986,790		$701,339	$852,021
Loans held for sale	$166,609		$190,402	$194,290

Credit Metrics:
Allowance for loan losses	$191,603		$196,882	$186,234
Allowance for loan losses (as % of loans)	1.15%		1.33%	1.17%
Total nonperforming assets	$47,328		$86,100	$51,128
Nonperforming assets (as % of total assets)	0.23%		0.52%	0.27%
Total criticized loans (10)	$270,659		$275,345	$215,104

Please refer to the footnotes at the end of this press release for additional information.

Raymond James Financial, Inc.
Reconciliation of GAAP measures to non-GAAP measures
(Unaudited)

We utilize certain non-GAAP calculations as additional measures to aid in, and enhance, the understanding of our financial results and related measures. We believe that the non-GAAP measures provide useful information by excluding certain material items that may not be indicative of our core operating results. We believe that these non-GAAP measures will allow for better evaluation of the operating performance of the business and facilitate a meaningful comparison of our results in the current period to those in prior and future periods. The non-GAAP financial information should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies.

The following table provides a reconciliation of GAAP measures to non-GAAP measures for the periods which include non-GAAP adjustments. Non-GAAP measures for the three and nine months ended June 30, 2016 have been revised from those previously reported to conform to our current presentation, which includes amounts related to the Jay Peak settlement.

	Three months ended			Nine months ended
	June 30, 2017	June 30, 2016	March 31, 2017	June 30, 2017	June 30, 2016
	($ in thousands, except per share amounts)
Net income (2)	$183,424	$125,504	$112,755	$442,746	$357,680
Non-GAAP adjustments:
Acquisition-related expenses (11)	3,366	13,445	1,086	17,118	21,332
Other expenses: (12)
Extinguishment of senior notes payable	—	—	8,282	8,282	—
Jay Peak settlement	—	7,050	100,000	130,000	7,050
Sub-total pre-tax non-GAAP adjustments	3,366	20,495	109,368	155,400	28,382
Tax effect of non-GAAP adjustments	(1,279)	(7,500)	(33,655)	(47,299)	(10,390)
Non-GAAP adjustments, net of tax	2,087	12,995	75,713	108,101	17,992
Adjusted net income	$185,511	$138,499	$188,468	$550,847	$375,672

Pre-tax income (2)	$275,014	$197,765	$165,513	$646,906	$564,221
Total pre-tax non-GAAP adjustments (as detailed above)	3,366	20,495	109,368	155,400	28,382
Adjusted pre-tax income	$278,380	$218,260	$274,881	$802,306	$592,603
Pre-tax margin on net revenues (7)	16.9%	14.6%	10.6%	13.8%	14.3%
Adjusted pre-tax margin on net revenues (7)	17.1%	16.1%	17.6%	17.1%	15.0%
Earnings per common share:
Basic	$1.27	$0.89	$0.78	$3.09	$2.51
Diluted	$1.24	$0.87	$0.77	$3.02	$2.47
Adjusted earnings per common share:
Adjusted basic	$1.29	$0.98	$1.31	$3.84	$2.64
Adjusted diluted	$1.26	$0.96	$1.28	$3.76	$2.59

Average equity (13)	$5,298,510	$4,693,824	$5,144,313	$5,148,611	$4,640,348
Adjusted average equity (13)	$5,299,553	$4,705,318	$5,252,609	$5,209,715	$4,646,391
Return on equity (6)	13.8%	10.7%	8.8%	11.5%	10.3%
Adjusted return on equity (6)	14.0%	11.8%	14.4%	14.1%	10.8%

Please refer to the footnotes at the end of this press release for additional information.

Footnotes

1.
These are non-GAAP measures. See the schedule on the previous page of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures.

2.	Excludes noncontrolling interests.

3.
As a result of our October 1, 2016 adoption of the new consolidation guidance, we deconsolidated a number of tax credit fund VIEs that had been previously consolidated. Certain prior period amounts have been revised from those reported in the prior periods to conform to the current presentation. There was no net impact on our Condensed Consolidated Statements of Income and Comprehensive Income for the prior period as the net change in revenues, interest and other expenses were offset by the impact of the deconsolidation on the net income/(loss) attributable to noncontrolling interests. See our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (available at www.sec.gov) for more information.

4.
The Other segment includes the results of our principal capital and private equity activities, as well as certain corporate overhead costs of Raymond James Financial, Inc., including the interest costs on our public debt, and the acquisition and integration costs associated with certain acquisitions.

5.	Estimated.

6.
Computed by dividing annualized net income attributable to Raymond James Financial, Inc. by average equity for each respective period or, in the case of adjusted return of equity, computed by dividing annualized adjusted net income attributable to Raymond James Financial, Inc. by adjusted average equity for each respective period.

7.
Computed by dividing the pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period or, in the case of adjusted pre-tax margin on net revenues, computed by dividing adjusted pre-tax income attributable to Raymond James Financial, Inc. by net revenues for each respective period.

8.
Domestic broker-dealer client cash sweep balances are deposited or invested in the Raymond James Bank Deposit Program, client interest program and/or money market funds, depending on the clients’ elections.

9.	Includes affiliate deposits.

10.
Represents the loan balance for all loans within the held for investment loan portfolio in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or any portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.

11.
Acquisition-related expenses associated with our 2017 announced acquisition of Scout Investments and Reams Asset Management as well as the 2016 acquisitions of the U.S. Private Client Services unit of Deutsche Bank Wealth Management, MacDougall, MacDougall & MacTier, Inc., and Mummert & Company Corporate Finance GmbH.

12.
Other expenses include the acceleration of unamortized debt issuance costs due to the early extinguishment (March 15, 2017) of our 6.90% Senior Notes due 2042 and expenses related to the $150 million settlement associated with the Jay Peak matter announced in April 2017. For further information on these items see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (available at www.sec.gov).

13.
For the quarter, computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated year-to-date period to the beginning of the year total and dividing by four. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period.